EXHIBIT 99

INVESTOR CONTACT:	MEDIA CONTACT:
Tony Brausen	Kathryn Lovik
Vice President and Chief Financial Officer	Manager, Communications
Tennant Company	Tennant Company
763-540-1553	763-540-1212

TENNANT REPORTS FOURTH QUARTER EARNINGS PER SHARE OF $0.66

Company Expects Strong Growth in 2005 Net Earnings

MINNEAPOLIS, Minn., Feb. 22, 2005—Tennant Company (NYSE: TNC) today reported net earnings of $6.1 million, or $0.66 per diluted share, on net sales of $139.4 million for the fourth quarter ended December 31, 2004. Net earnings for the period included an unusual benefit of $300,000 after tax, or $0.03 per diluted share, resulting from a change in the estimated severance accrual originally recorded in the company’s 2004 third quarter. Excluding this benefit, the company’s net earnings for the 2004 fourth quarter totaled $5.8 million, or $0.63 per diluted share. In the 2003 fourth quarter, the company reported net earnings of $5.1 million, or $0.56 per diluted share, on net sales of $120 million.

        For the year ended December 31, 2004, Tennant reported net earnings of $13.4 million, or $1.46 per diluted share, on net sales of $507.8 million. The company’s 2004 results included a net severance charge of $1.5 million after tax, or $0.16 per diluted share. Excluding this charge, net earnings for 2004 totaled $14.9 million, or $1.62 per diluted share. In 2003, Tennant reported net earnings of $14.2 million, or $1.56 per diluted share, on net sales of $454 million. The company’s 2003 results included a net unusual benefit of $600,000, or $0.06 per diluted share, which resulted in part from the recognition of previously deferred revenues of $6.4 million. Excluding the net unusual benefit, the company’s 2003 net earnings totaled $13.6 million, or $1.50 per diluted share, on net sales of $447.6 million.

        “We ended 2004 strong, with double-digit revenue growth in all geographies as we benefited from demand for newly introduced products, contributions from the Walter-Broadley acquisition, improved market coverage and strengthening economies in most regions,” said Janet M. Dolan, Tennant Company’s president and chief executive officer. Dolan added that the earnings benefit of the fourth quarter growth in net sales was partially offset by three factors: higher steel and petroleum-related materials costs, Sarbanes-Oxley compliance costs and higher accruals for performance-based compensation resulting from a strong improvement in the company’s economic profit (an internal metric which is based on net operating profit after tax less a charge for net capital employed). “We made significant progress in improving asset utilization and the underlying strength of our business in 2004,” said Dolan. “The progress is evident in a significant increase in cash flow from operations and improvement in

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2 – Tennant Reports Fourth Quarter Results

economic profit.” Tennant generated $36.7 million in cash from operations in 2004, up 20% from 2003. Compared with 2003, cash flow from operations and economic profit both benefited from an 11% reduction in inventory days-on-hand and a 3% reduction in accounts receivable days outstanding, as well as an increase in accounts payable and accrued expenses.

        Dolan said Tennant’s overall earnings power has been strengthened by actions taken during 2004 and that the company is well positioned for profitable growth in 2005. “During 2004, we expanded sales and service coverage in Europe and other international markets, realigned our North American sales organization to become more customer focused and introduced multiple new products incorporating deeper insight into customer needs and innovations to satisfy those needs,” said Dolan. The company introduced about 20 new products in 2004. Among them are the T-Series Automatic Scrubbers and Nobles Speed Scrub Micro-Rider and the patented ReadySpace™ technology, available on the Tennant 1610 Dual Technology Carpet Cleaner and Nobles Strive™ Dual Technology Carpet Cleaner, expanding Tennant’s offerings for carpet care.

        The company also took cost-reduction actions in 2004 that will benefit future performance. Cost reductions implemented in the 2004 third quarter are expected to yield annualized pretax savings of $2 to $3 million in 2005 and $4 to $5 million pretax in 2006 and beyond.

        “Benefiting from the actions we have taken to strengthen our business and the improving business conditions in most geographies, we are currently expecting a strong improvement in operating results in 2005,” said Dolan. The company currently expects to report 2005 earnings per share of $1.80 to $2.10. This guidance includes costs expected to total approximately $0.15 per share related to expensing previously issued but unvested stock options, as required by accounting rule changes, as well as expenses for performance shares, which are expected to replace stock option grants beginning in 2005.

Review of Results
        Tennant’s consolidated net sales for the 2004 fourth quarter increased 16.2% compared with the 2003 fourth quarter. Favorable foreign currency exchange effects added about 3% to net sales and price increases implemented to offset higher steel and petroleum-related costs added about 4%. The company’s January 2004 acquisition of Walter-Broadley added about 4% to net sales and volume growth, including demand for new products, accounted for the remainder of the increase.

        For 2004, consolidated net sales increased 11.9% compared with 2003. Excluding $6.4 million of previously deferred revenues recognized in the first quarter of 2003, consolidated net sales for 2004 increased 13.5%. Favorable foreign currency exchange effects, price increases and contributions from the Walter-Broadley acquisition each added about 3% to 2004 net sales.

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3 – Tennant Reports Fourth Quarter Results

        In North America, 2004 fourth quarter net sales totaled $91.5 million, up 11.4% from the 2003 fourth quarter. Equipment and service, parts and consumables revenues grew at double-digit rates in the quarter, with equipment revenues benefiting from the introduction of several new products and a strengthening North American economy. For the year, net sales in North America totaled $341.9 million, up 6.9% from 2003. Excluding $6.4 million of previously deferred revenues recognized in the first quarter of 2003, 2004 net sales increased 9.1%.

        In Europe, sales for the 2004 fourth quarter totaled $32.9 million, up 29.5% compared with the 2003 fourth quarter. Real volume in Europe in the 2004 fourth quarter was about flat with the 2003 fourth quarter, reflecting continued weakness in most European economies. Favorable foreign currency exchange effects added about 11% to 2004 fourth quarter net sales and contributions from the Walter-Broadley acquisition added about 18%. For the year, net sales in Europe totaled $114.9 million, up 29.4% from 2003. Favorable foreign currency exchange effects added about 12% to net sales in 2004 and the Walter-Broadley acquisition added about 14%.

        In Tennant’s other international markets, 2004 fourth quarter net sales totaled $15.0 million, up 20% from the 2003 fourth quarter on volume growth in all regions. Favorable foreign currency exchange effects added about 2% to 2004 fourth quarter net sales. For the year, net sales in other international markets totaled $51.0 million, up 12.1% compared with 2003, with favorable foreign currency exchange effects adding about 6% to net sales.

        Operating profit for the 2004 fourth quarter totaled $8.7 million. Excluding the impact of the change in the estimated accrual for severance costs, operating profit for the 2004 fourth quarter totaled $8.4 million, up 10.5% from the 2003 fourth quarter. Operating profit in the 2004 fourth quarter benefited from increased volume and favorable foreign currency exchange effects, partially offset by the previously cited higher costs for performance-based compensation, steel and petroleum-related materials and Sarbanes-Oxley compliance. For the year, operating profit totaled $21.3 million. Excluding the net effects of the previously cited unusual items in both years, operating profit for 2004 increased 8.8% to $23.6 million.

Company Profile
        Minneapolis-based Tennant Company (NYSE: TNC) is a world leader in designing, manufacturing and marketing solutions that help create a cleaner, safer world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; and coatings for protecting, repairing and upgrading concrete floors. Tennant’s global field service network is the most extensive in the industry. Tennant has manufacturing operations in Minneapolis, Minn., Holland, Mich., Uden, The Netherlands and Northampton, United Kingdom and sells products directly in 15 countries and through distributors in more than 50 countries. For more information, visit www.tennantco.com.

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4 – Tennant Reports Fourth Quarter Results

        This news release contains statements that are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: the potential for soft markets in certain regions, including North America, Asia, Latin America and Europe; geo-political and economic uncertainty throughout the world; changes in laws and regulations, including changes in accounting standards and taxation changes, such as the effects of the American Jobs Creation Act of 2004; inflationary pressures; the potential for increased competition in our business; the relative strength of the U.S. dollar, which affects the cost of our products sold internationally; fluctuations in the cost or availability of raw materials; the success and timing of new products; our ability to achieve projections of future financial and operating results; successful integration of acquisitions; the ability to achieve operational efficiencies, including synergistic and other benefits of acquisitions; unforeseen product quality problems; the effects of litigation, including threatened or pending litigation; and our plans for growth. We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. For additional information about factors that could materially affect Tennant’s results, please see the company’s Securities and Exchange Commission filings.

        We do not undertake to update any forward-looking statement, and investors are advised to consult any further disclosures by us on this matter in our filings with the Securities and Exchange Commission and in other written statements we make from time to time. It is not possible to anticipate or foresee all risk factors, and investors should not consider that any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

        Tennant will host a conference call to discuss its quarterly results today, February 22, 2005, at 10:00 a.m. Central Time. The conference call will be available via webcast on the investor portion of Tennant’s Web site. To listen to the call live on the Web, go to www.tennantco.com at least 15 minutes before the scheduled start time and, if necessary, download and install audio software. A taped replay of the conference call will be available at www.tennantco.com for about two weeks after the call.

FINANCIAL TABLES FOLLOW

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5 – Tennant Reports Fourth Quarter Results

TENNANT COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(In millions, except per share data)
	Three Months Ended December 31
	2004			2003
	Reported	Unusual Items	Excluding Unusual Items	Reported
Net sales	$139.4	—	$139.4	$120.0
Cost of sales	83.4	—	83.4	71.4

Gross profit	56.0	—	56.0	48.6

Gross margin	40.2%		40.2%	40.5%

Research and development expenses	4.5	—	4.5	4.2
Selling and administrative expenses	42.8	(0.3)	43.1	36.8

Total operating expenses	47.3	(0.3)	47.6	41.0

Profit (loss) from operations	8.7	0.3	8.4	7.6
Operating margin	6.2%		6.0%	6.3%

Interest income, net	0.1	—	0.1	0.1

Other income (expense)	0.6	—	0.6	(0.1)

Earnings (loss) before income taxes	9.4	0.3	9.1	7.6
Income tax expense (benefit)	3.3	—	3.3	2.5

Net earnings (loss)	$6.1	$0.3	$5.8	$5.1

Basic EPS	$0.68	$0.03	$0.65	$0.57

Diluted EPS	$0.66	$0.03	$0.63	$0.56

Average number of diluted shares	9.15		9.15	9.07

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6 – Tennant Reports Fourth Quarter Results

TENNANT COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(In millions, except per share data)
	Twelve Months Ended December 31
	2004			2003
	Reported	Unusual Items	Excluding Unusual Items	Reported	Unusual Items	Excluding Unusual Items
Net sales	$507.8	—	$507.8	$454.0	$6.4	$447.6
Cost of sales	305.3	—	305.3	272.3	4.8	267.5

Gross profit	202.5	—	202.5	181.7	1.6	180.1

Gross margin	39.9%		39.9%	40.0%		40.2%

Research and development expenses	17.2	—	17.2	16.7	—	16.7
Selling and administrative expenses	164.0	2.3	161.7	142.3	0.6	141.7

Total operating expenses	181.2	2.3	178.9	159.0	0.6	158.4

Profit (loss) from operations	21.3	(2.3)	23.6	22.7	1.0	21.7
Operating margin	4.2%		4.6%	5.0%		4.8%

Interest income, net	0.3	—	0.3	0.6	—	0.6
Other income (expense)	(0.2)	—	(0.2)	(0.8)	—	(0.8)

Earnings (loss) before income taxes	21.4	(2.3)	23.7	22.5	1.0	21.5
Income tax expense (benefit)	8.0	(0.8)	8.8	8.3	0.4	7.9

Net earnings (loss)	$13.4	($ 1.5)	$14.9	$14.2	$0.6	$13.6

Basic EPS	$1.49	$0.16	$1.65	$1.58	$0.06	$1.52

Diluted EPS	$1.46	$0.16	$1.62	$1.56	$0.06	$1.50

Average number of diluted shares	9.15		9.15	9.06		9.06

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7 – Tennant Reports Fourth Quarter Results

TENNANT COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited)

(In millions)
	2004	2003
	Dec. 31	Dec. 31
ASSETS

Cash and cash equivalents	$16.9	$24.6
Short-term investments	6.0	—
Net receivables	97.5	85.6
Inventories	55.9	54.7
Deferred income taxes and other current assets	12.3	11.5

Total current assets	188.6	176.4

Net property, plant and equipment	69.1	61.1
Long-term deferred taxes	0.1	1.6
Goodwill and other intangible assets	25.0	17.8
Other assets	3.0	2.0

Total assets	$285.8	$258.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current debt	$7.7	$1.0
Accounts payable, accrued expenses
and deferred revenue	74.2	58.5

Total current liabilities	81.9	59.5

Long-term debt	1.0	6.3
Long-term deferred taxes	0.5	—
Long-term employee benefits	28.4	27.5
Shareholders’ equity	174.0	165.6

Total liabilities and shareholders’ equity	$285.8	$258.9

GEOGRAPHICAL NET SALES(1)  (Unaudited)

(In millions)
	Three Months Ended December 31			Twelve Months Ended December 31
	2004	2003	% of Change	2004	2003	% of Change
North America(2)	$91.5	$82.1	11.4%	$341.9	$319.7	6.9%
Europe	32.9	25.4	29.5%	114.9	88.8	29.4%
Other International	15.0	12.5	20.0%	51.0	45.5	12.1%

Total(3)	$139.4	$120.0	16.2%	$507.8	$454.0	11.9%

(1)	Net of intercompany sales.
(2)	North America net sales for the twelve months ended December 31, 2003, includes $6.4 million related to an amendment of a contract with a third-party lessor. This revenue had previously been deferred. Excluding this benefit in 2003, North America net sales increased approximately 9.1% for the year.
(3)	Excluding the benefits from the $6.4 million impact of the third-party lessor contract amendment during the first quarter of 2003, total net sales increased approximately 13.5% for the year.

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8 – Tennant Reports Fourth Quarter Results

TENNANT COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)
	Twelve Months Ended December 31
	2004	2003
CASH FLOWS RELATED TO OPERATING ACTIVITIES:
Net earnings	$13.4	$14.2

Adjustments to net earnings to arrive at operating cash flows:
Depreciation and amortization	13.0	13.9
Deferred tax expense	1.3	0.8
Changes in operating assets and liabilities	6.9	1.7
Other, net	2.1	(0.1)

Net cash flows related to operating activities	36.7	30.5

CASH FLOWS RELATED TO INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(21.1)	(10.5)
Acquisition of Walter Broadley, net	(6.5)	—
Purchases of short-term investments	(14.0)	—
Sales of short-term investments	8.0	—
Proceeds from disposals of property, plant and equipment	1.6	4.1

Net cash flows related to investing activities	(32.0)	(6.4)

CASH FLOWS RELATED TO FINANCING ACTIVITIES:
Net changes in short-term borrowings	(1.7)	(3.3)
Repayment of assumed Walter Broadley debt	(2.5)	—
Payments of long-term debt	—	(5.0)
Proceeds from employee stock issuances	1.5	1.6
Purchase of common stock	(2.8)	(2.7)
Dividends to shareholders	(7.7)	(7.5)
Principal payment from ESOP	1.1	1.1

Net cash flows related to financing activities	(12.1)	(15.8)

Effect of exchange rates on cash	(0.3)	(0.1)

Net increase (decrease) in cash and cash equivalents	(7.7)	8.2

Cash and cash equivalents at beginning of year	24.6	16.4

Cash and cash equivalents at end of period	$16.9	$24.6

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